EXECUTION COPY

TERMINATION AND TRANSFER AGREEMENT, dated as of November 30, 2010, among AXIM HOLDINGS LTD, a corporation organized under the laws of Belize (“Axim”), YI DING (“Yi”), BIAO DING (“Biao”, and collectively with Yi, the “Dings”), FORTUNE PLACE HOLDINGS LIMITED, a corporation organized under the laws of the British Virgin Islands (“Fortune Place”) and NINGHUA XU (“Owner”).

W I T N E S S E T H:

WHEREAS, pursuant to a Share Trust Agreement dated September 10, 2007 (the “Trust Agreement”) between Axim and the Dings, the Dings transferred to Axim 10,000,000 shares (the “Subject Shares”) of common stock, $0.001 par value, of China Energy Corporation, a Nevada corporation (“CEC”) to be held in trust by Axim pursuant to the instructions set forth in the Trust Agreement (the “Axim Trust”);

WHEREAS, Axim and the Dings wish to terminate the Trust Agreement;

WHEREAS, the Dings wish to instruct Axim to transfer all the Subject Shares from the Axim Trust to Fortune Place (the “Fortune Place Transfer”); and

WHEREAS, the parties hereto understand that, in connection with the Fortune Place Transfer, Ninghua Xu shall enter into a Share Transfer Agreement and Entrustment Agreement with Wenxiang Ding in the forms attached hereto as Exhibits A and B, respectively.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

TERMINATION OF TRUST AGREMENT; TRANSFER OF SHARES

SECTION 1.01.  Termination of Trust.  The parties hereto agree that, effective the date hereof, the Trust Agreement and all the covenants and agreements set forth therein are hereby terminated, are null and void, and are of no further force and effect.

SECTION 1.02. Transfers of Subject Shares.  The Dings hereby instruct Axim to transfer the Subject Shares to Fortune Place.  The Dings further instruct Axim to execute all the necessary stock transfer powers and other ancillary documentation to effect such transfer as of the date hereof or as soon as practicable thereafter.

SECTION 1.03. Stock Legend.  The share certificates delivered to Fortune Place will bear a restrictive legend indicating that the Subject Shares represented thereby are “restricted securities” as defined in the rules promulgated under the Securities Act of 1933, as amended.

SECTION 1.04. Share Transfer Agreement and Entrustment.  Owner agrees to enter into the Share Transfer Agreement and Entrustment Agreement effective as of the date of receipt by Fortune Place of the Subject Shares.

SECTION 1.05. Fortune Place Representation.  Fortune Place represents to CEC and the Dings that it is not acquiring beneficial ownership of the Subject Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended, or any state securities laws.

 ARTICLE II

GENERAL PROVISIONS

SECTION 2.01.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

SECTION 2.02.  No Third Party Beneficiaries.  This Agreement shall be binding and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever.

SECTION 2.03.  Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 2.04. Amendment or Waiver; Assignment.   This Agreement may not be amended or modified, nor more any provision thereof be waived, except by an instrument in writing signed by all the parties hereto.  This Agreement may not be assigned by operation of law or otherwise without the written consent of all the parties hereto.

SECTION 2.05. Governing Law.  This Agreement shall be governed by the laws of New York.  All actions or proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the Borough of Manhattan, the City of New York.

SECTION 2.06.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 2.07.  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 2.08.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible

SECTION 2.09.  Costs and Expenses.  Each party shall bear their own costs and expenses with respect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

	AXIM HOLDINGS LTD		FORTUNE PLACE HOLDINGS LIMITED

By:	/s/ Yi Ding	By:	/s/ Wenxiang Ding
	Name: Yi Ding		Name: Wenxiang Ding
	Title: Director		Title: Director

	/s/ Yi Ding		/s/ Biao Ding
	Yi Ding		Biao Ding

/s/ Ninghua Xu
Ninghua Xu

EXHIBIT A

SHARE TRANSFER AGREEMENT

EXHIBIT B

ENTRUSTMENT AGREEMENT